As filed with the Securities and Exchange Commission on July 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	101 Innovation Drive San Jose, California 95134 (408) 544-7000 (Address of principal executive offices) (Zip Code)	77-0016691 (IRS Employer Identification No.)

2005 Equity Incentive Plan

1987 Employee Stock Purchase Plan

(Full title of the plans)

JOHN P. DAANE

President and Chief

Executive Officer

Altera Corporation

101 Innovation Drive

San Jose, California 95134

(Name and address of agent for service)

(408) 544-7000

(Telephone number, including area code, of agent for service)

Copies to:

KATHERINE E. SCHUELKE, ESQ. Senior Vice President, General Counsel and Secretary ALTERA CORPORATION 101 Innovation Drive San Jose, California 95134 (408) 544-7000	DAVID M. LYNN, ESQ. MORRISON & FOERSTER LLP 2000 Pennsylvania Avenue, NW Washington, D.C. 20006 (202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable pursuant to:
2005 Equity Incentive Plan	17,000,000 (1)	$35.14 (2)(3)	$597,380,000 (2)(3)
1987 Employee Stock Purchase Plan	2,000,000 (1)	$35.14 (2)(3)	$ 70,280,000 (2)(3)
Total	19,000,000		$667,660,000	$76,513.84

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under Altera Corporation’s (the “Registrant”) 2005 Equity Incentive Plan and 1987 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.
(3)	Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act. Such computation is based on the average of the high and low price of the Registrant’s common stock as reported on The NASDAQ Global Market on July 25, 2012.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Altera Corporation (the “Company”) for the purpose of registering additional shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) under the 1987 Employee Stock Purchase Plan (the “ESPP”) and the 2005 Equity Incentive Plan (the “EIP”). On March 27, 2012, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the ESPP by 1,000,000 shares of Common Stock, and increase the number of shares available for issuance under the EIP by 7,000,000 shares of Common Stock. On March 23, 2011, the Company filed with the Commission a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the ESPP by 1,000,000 shares of Common Stock, and increase the number of shares available for issuance under the EIP by 10,000,000. The proposals to increase the number of shares available for issuance under the both the ESPP and the EIP were approved by the Company’s stockholders on May 8, 2012 and May 10, 2011. This Registration Statement registers the 2,000,000 additional shares of Common Stock available for issuance under the ESPP and the 17,000,000 additional shares of Common Stock available for issuance under the EIP.

The 2,000,000 additional shares of Common Stock available for issuance under the ESPP registered pursuant to this Registration Statement are the same class as those previously registered on Form S-8 on December 16, 2010 (File No. 333-171216), October 23, 2009 (File No. 333-162649), October 14, 2008 (File No. 333-153025), March 1, 2007 (File No. 333-141007), June 17, 2005 (File No. 333-125904), May 20, 2004 (File No. 333-115658), May 15, 2003 (File No. 333-105296), May 1, 2002 (File No. 333-87382), July 18, 2000 (File No. 333-41688), June 29, 1999 (File No. 333-81787), September 4, 1998 (File No. 333-62917), July 17, 1995 (File No. 33-61085), January 25, 1993 (File No. 33-57350), October 3, 1990 (File No. 33-37159), and July 5, 1988 (File No. 33-22877). In addition, the 17,000,000 additional shares of Common Stock available for issuance under the EIP registered pursuant to this Registration Statement are the same class as those previously registered on Form S-8 on December 16, 2010 (File No. 333-171216), October 23, 2009 (File No. 333-162649), October 14, 2008 (File No. 333-153025), March 1, 2007 (File No. 333-141007), and June 17, 2005 (File No. 333-125904). The contents of all aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Company (File No. 0-16617) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference, except to the extent that such reports/documents are only “furnished” to the Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 17, 2012.

(b) All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company’s Annual Report on Form 10-K described in (a) above.

(c) The description of the Company’s common stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8. Exhibits

The following exhibits are attached to this Registration Statement:

Exhibit No.	Description

4.1	Specimen copy of certificate for shares of common stock of the Company (1)

5.1	Opinion of Morrison & Foerster LLP

10.1	1987 Employee Stock Purchase Plan, as amended and restated on May 8, 2012 (2)

10.2	2005 Equity Incentive Plan, as amended and restated on May 8, 2012 (3)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998 (Commission File No. 0-16617).

(2)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Form 10-Q for the quarterly period ended June 29, 2012, filed with the Commission on July 26, 2012 (Commission File No. 0-16617).

(3)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Form 10-Q for the quarterly period ended June 29, 2012, filed with the Commission on July 26, 2012 (Commission File No. 0-16617).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 26, 2012.

ALTERA CORPORATION

By:	/s/ Ronald J. Pasek
Ronald J. Pasek
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Daane and Ronald J. Pasek, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name and Signature	Title	Date

/s/ John P. Daane John P. Daane	President, Chief Executive Officer, and Director and Chairman of the Board of Directors (Principal Executive Officer)	July 26, 2012

/s/ Ronald J. Pasek Ronald J. Pasek	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2012

/s/ Elisha W. Finney	Director	July 26, 2012
Elisha W. Finney

/s/ Kevin McGarity	Director	July 26, 2012
Kevin McGarity

/s/ T. Michael Nevens	Director	July 26, 2012
T. Michael Nevens

/s/ Krish A. Prabhu	Director	July 26, 2012
Krish A. Prabhu

/s/ John Shoemaker	Director	July 26, 2012
John Shoemaker

/s/ Thomas Waechter	Director	July 26, 2012
Thomas Waechter

/s/ Susan Wang	Director	July 26, 2012
Susan Wang

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen copy of certificate for shares of common stock of the Company (1)

5.1	Opinion of Morrison & Foerster LLP

10.1	1987 Employee Stock Purchase Plan, as amended and restated on May 8, 2012 (2)

10.2	2005 Equity Incentive Plan, as amended and restated on May 8, 2012 (3)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).

(2)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Form 10-Q for the quarterly period ended June 29, 2012, filed with the Commission on July 26, 2012 (Commission File No. 0-16617).

(3)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Form 10-Q for the quarterly period ended June 29, 2012, filed with the Commission on July 26, 2012 (Commission File No. 0-16617).